EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Joy Global Inc. (the “registrant”) on Form 10-Q for the quarter ended April 26, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Michael W. Sutherlin and James M. Sullivan, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: May 31, 2013

/s/ Michael W. Sutherlin
Michael W. Sutherlin
President and
Chief Executive Officer

/s/ James M. Sullivan
James M. Sullivan
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)